Exhibit 25.2

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)       |__|

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation	(I.R.S. employer
if not a U.S. national bank)	identification no.)

700 South Flower Street
Suite 500
Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

Meritor, Inc.
(Exact name of obligor as specified in its charter)

Indiana	38-3354643
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

TABLE OF ADDITIONAL REGISTRANTS

I.R.S.
	Jurisdiction of	Employer
	Incorporation or	Identification
Name of Additional Registrant	Organization	Number
Arvin Cayman Islands, Ltd.	Cayman Islands	98-0338029

Arvin European Holdings (UK) Limited	England and Wales	38-3559691

Arvin Holdings Netherlands B.V.	Netherlands	98-0589784

Arvin Innovation Holdings, Inc.	Delaware	26-4240411

Arvin Innovation Management, Inc.	Delaware	25-1221513

Arvin Innovation Mexico Holdings II, LLC	Delaware	26-3131998

Arvin International Holdings, LLC	Delaware	90-0218822

Arvin Replacement Products Finance, LLC	Delaware	38-3617890

Arvin Technologies, Inc.	Michigan	38-3349979

ArvinMeritor Assembly, LLC	Delaware	38-3617889

ArvinMeritor Brake Holdings, Inc.	Delaware	25-1251994

ArvinMeritor Filters Holding Co., LLC	Delaware	38-2060287

ArvinMeritor Filters Operating Co., LLC	Delaware	73-1305936

ArvinMeritor Holdings, LLC	Delaware	74-3189806

ArvinMeritor Holdings Mexico, LLC	Delaware	98-0439989

ArvinMeritor, Inc.	Delaware	36-3739286

ArvinMeritor Investments, LLC	Delaware	98-0216621

ArvinMeritor Limited	England and Wales	98-0110847

ArvinMeritor OE, LLC	Delaware	38-3622443

ArvinMeritor Sweden AB	Sweden	98-0473144

ArvinMeritor Technology, LLC	Delaware	52-2196523

Arvinyl West, Inc.	California	95-1934716

AVM, Inc.	South Carolina	36-3739285

Euclid Industries, LLC	Delaware	38-3442143

Gabriel Europe, Inc.	Delaware	36-2809524

Maremont Corporation	Delaware	13-2986138

Maremont Exhaust Products, Inc.	Delaware	36-3739284

Meritor Aftermarket USA, LLC	Delaware	26-2497100

Meritor Cayman Islands, Ltd.	Cayman Islands	38-3559688

Meritor Heavy Vehicle Braking Systems (U.S.A.), LLC	Delaware	38-3441039

Meritor Heavy Vehicle Systems, LLC	Delaware	38-3371768

Meritor Heavy Vehicle Systems (Singapore) Pte., Ltd.	Delaware	25-1407192

Meritor Heavy Vehicle Systems (Venezuela), Inc.	Delaware	38-3436040

Meritor Holdings Netherlands B.V.	Netherlands	98-0218743

Meritor, Inc.	Nevada	52-2092391

Meritor Luxembourg S.A.R.L.	Luxembourg	98-0217915

Meritor Management, Inc.	Delaware	26-3151995

Meritor Netherlands B.V.	Netherlands	98-0228486

Meritor Technology, LLC	Delaware	98-0272396

Meritor Transmission Corporation	Delaware	38-3481985

Roof Systems USA, Inc.	Delaware	27-2874403

2135 West Maple Road
Troy, Michigan	48084-7186
(Address of principal executive offices)	(Zip code)

Subordinated Debt Securities
Convertible Debt Securities
Guarantees of Subordinated Debt Securities
and Guarantees of Convertible Debt Securities
(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:

	(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency	Washington, DC 20219
United States Department of the Treasury

Federal Reserve Bank	San Francisco, CA 94105

Federal Deposit Insurance Corporation	Washington, DC 20429

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

1.

A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162713).

6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

     Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 2nd day of February, 2012.

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.

By:	/S/ Lawrence M. Kusch
Name: Lawrence M. Kusch
Title: Vice President

EXHIBIT 7

Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
of 700 South Flower Street, Suite 200, Los Angeles, CA 90017

     At the close of business September 30, 2011, published in accordance with Federal regulatory authority instructions.

Dollar Amounts
in Thousands
ASSETS
Cash and balances due from
depository institutions:
Noninterest-bearing balances
and currency and coin	1,454
Interest-bearing balances	369
Securities:
Held-to-maturity securities	0
Available-for-sale securities	859,924
Federal funds sold and securities
purchased under agreements to resell:
Federal funds sold	61,500
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases,
net of unearned income	0
LESS: Allowance for loan and
lease losses	0
Loans and leases, net of unearned
income and allowance	0
Trading assets	0
Premises and fixed assets (including
capitalized leases)	7,949
Other real estate owned	0
Investments in unconsolidated
subsidiaries and associated
companies	0
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	856,313
Other intangible assets	194,824
Other assets	136,208
Total assets	$2,118,541

LIABILITIES
Deposits:
In domestic offices	500
Noninterest-bearing	500
Interest-bearing	0
Not applicable
Federal funds purchased and securities
sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness
and obligations under capitalized
leases)	268,691
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	226,429
Total liabilities	495,620
Not applicable

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Not available
Retained earnings	494,482
Accumulated other comprehensive income	5,919
Other equity capital components	0
Not available
Total bank equity capital	1,622,921
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,622,921
Total liabilities and equity capital	2,118,541

     I, Karen Bayz, CFO and Managing Director of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Karen Bayz	)	CFO and Managing Director

     We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Timothy Vara, President	)
Frank P. Sulzberger, MD	)	Directors (Trustees)
William D. Lindelof, MD	)